NEWS RELEASE

KOSMOS ENERGY ANNOUNCES LAUNCH OF NORDIC BOND ISSUE AND CASH TENDER OFFER FOR 7.750% SENIOR NOTES DUE 2027

DALLAS—(BUSINESS WIRE)— January 12, 2026 – Kosmos Energy Ltd. (“Kosmos” or the “Company,”) (NYSE/LSE: KOS) announced today that its wholly-owned subsidiary, Kosmos Energy GTA Holdings (the “Issuer”), intends to offer, subject to market conditions and other factors, $350 million aggregate principal amount of senior secured bonds in the Nordic bond market. The senior bonds will be due in 2031 and will be fully and unconditionally guaranteed by the Company, as well as the Company’s wholly-owned subsidiaries, Kosmos Energy Tortue Finance, Kosmos Energy Senegal, Kosmos Energy Investments Senegal Limited and Kosmos Energy Mauritania. The senior bonds will also be guaranteed on an unsecured basis by certain of the Company’s subsidiaries that also guarantee the Company’s existing senior unsecured notes.

Kosmos intends to use the net proceeds from the offering to fund the tender offer for $250 million aggregate principal amount of its 7.750% Senior Notes due 2027 (including paying any related premiums, fees and expenses), to repay certain borrowings under its reserve-based lending facility and for general corporate purposes.

The senior bonds to be offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws. The senior bonds will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and, outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.

This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the senior bonds or any other securities and it does not constitute an offer to purchase or a solicitation to sell any notes subject to the tender offer. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the senior bonds or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Kosmos Energy

Kosmos Energy is a leading deepwater exploration and production company focused on meeting the world’s growing demand for energy. We have diversified oil and gas production from assets offshore Ghana, Equatorial Guinea, Mauritania, Senegal and the Gulf of America. Additionally, in the proven basins where we operate, we are advancing high-quality development opportunities, which have come from our exploration success. Kosmos is listed on the NYSE and LSE and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos Sustainability Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Relations
Jamie Buckland

+44 (0) 203 954 2831
jbuckland@kosmosenergy.com

Media Relations
Thomas Golembeski

+1-214-445-9674
tgolembeski@kosmosenergy.com

Source: Kosmos Energy Ltd.